SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20509

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 22, 2011

Date of Report

(Date of Earliest Event Reported)

REFLECT SCIENTIFIC, INC.

(Exact Name of Registrant as Specified in its Charter)

UTAH	000-31377	87-0642556
(State or Other Jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

1270 South 1380 West

Orem, Utah  84058

(Address of Principal Executive Offices)

(801) 226-4100

Registrant's Telephone Number

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, which reflect our views with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from such statements. These forward-looking statements are identified by, among other things, the words “anticipates,” “believes,” “estimates,” “expects,” “plans,” “projects,” “targets” and similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that may cause actual results to differ from those projected include the risk factors specified below.

Item 8.01 Other Events.

A Settlement Agreement and Mutual Release of the legal action involving Reflect Scientific Inc. was reached on December 22, 2011.

Under the terms of the Agreement, Reflect receives exclusive title to US Patents 7,621,148 B1 and 6,804,976 B1.  Patent 7,621,148 B1 relates to an ultra-low temperature freezer for preserving payloads, including biological materials, at predetermined and programmed variable temperatures in a range from -40 degrees C to -150 degrees C.  Patent 6,804,976 B1 relates to a thermal tubing structure that provides a thermal exchange system for high reliability in a thermal chamber, such as a freezer.

In addition Reflect will receive 1,130,000 shares of its common stock previously issued, which stock will be cancelled.

Under terms of the Agreement, both parties release and dismiss any and all claims, demands, damages, costs and attorneys’ fees related to the action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

REFLECT SCIENTIFIC, INC.

Date:  January 9, 2012

By:  /s/ Kim Boyce

Kim Boyce, Chief Executive Officer